Investor inquiries:

Karen Greene

Internet Capital Group

610.727.6900

ir@internetcapital.com

INTERNET CAPITAL GROUP ANNOUNCES ACQUISITION OF COMMERCEQUEST BY METASTORM

_____________________________________________________________________________________

Wayne, Pa -- October 5, 2005-- Internet Capital Group, Inc. (Nasdaq: ICGE), today announced that its partner company, CommerceQuest, Inc. has been acquired by Metastorm Inc., a leading provider of Business Process Management (BPM) software for modeling, automating and controlling business processes.

Metastorm purchased substantially all of the assets and assumed certain liabilities of CommerceQuest and its operating subsidiary in exchange for the issuance of Metastorm Series AA Preferred Stock. In addition to receiving Metastorm shares in respect of its CommerceQuest interest, ICG also purchased shares directly from Metastorm. ICG's ownership interest in Metastorm, on a primary basis, is 41.7%.

Consolidating under the Metastorm brand, the combined entity provides a suite of BPM capabilities, integrating real-world processes that involve both human-to-human, and system-to-system interaction. The combined company is expected to create one of the largest pure-play BPM software providers worldwide with more than 1200 customers in 41 countries.

"We are excited about the potential opportunities created by the combination of Metastorm and CommerceQuest," said ICG Managing Director and Board member Dr. Michael Zisman. "We believe that this transaction places ICG is in a better position to realize the value of its stake in CommerceQuest, and now Metastorm, since the combined company will be a leading BPM software provider providing a full-spectrum suite of BPM solutions."

"Uniting CommerceQuest's technology and intellectual capital with Metastorm's leading edge BPM solutions creates one of the most complete BPM software suites on the market today," said Bob Farrell, president and CEO of Metastorm. "The combined company will provide customers with the innovation of a pure-play BPM provider and the scale and stability of a larger company."

About Internet Capital Group

Internet Capital Group (www.internetcapital.com) owns and builds Internet software companies that drive business productivity and reduce transaction costs between firms. Founded in 1996, ICG devotes its expertise and capital to maximizing the success of these platform companies that are delivering on-demand software and service applications to customers worldwide.

About CommerceQuest

Founded in 1991, CommerceQuest is an enterprise solutions provider that enables its customers to rapidly turn business strategy into business processes by fully integrating the work that people do with software systems that optimize business performance. CommerceQuest delivers a complete set of scalable business process management (BPM) solutions that leverage existing IT investments to unite people, processes and technology in a service-based architecture that spans the extended enterprise, from the mainframe to the Internet and everything in between. More than 500 industry-leading companies rely on CommerceQuest to help them integrate heterogeneous workflow and IT systems, including Fortune 500 companies such as The Home Depot, Coca-Cola Bottling, Ahold, and American Express.

CommerceQuest is a member of Internet Capital Group's (Nasdaq: ICGE) collaborative network of Partner Companies. For more information about CommerceQuest, please call us at (813) 639-6300 or visit us on the Web at www.commercequest.com.

About Metastorm

As a leading provider of business process management software for modeling, automating, and controlling processes, Metastorm delivers a complete solution for roundtrip process improvement and is the only company helping organizations achieve Enterprise Process Advantage® - a heightened level of business performance resulting from increased process efficiency, control, and agility. With a focus on complex, human-centric processes that are unique to their organizations, Metastorm's 750+ global client base in manufacturing, financial services, business services, healthcare and government are achieving rapid ROI and unique process advantage in customer service, supply chain operations, risk management, and internal operations. For more information visit www.metastorm.com.

-### -

The statements contained in this press release that are not historical facts are forward-looking statements that involve certain risks and uncertainties including but not limited to risks associated with the uncertainty of future performance of our partner companies, acquisitions or dispositions of interests in partner companies, the effect of economic conditions generally, capital spending by customers and development of the e-commerce and information technology markets, and uncertainties detailed in the Company's filings with the Securities and Exchange Commission. These and other factors may cause actual results to differ materially from those projected.